Exhibit 99.8

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of CNBM or Sinoma, nor is it any solicitation of any vote or approval in any jurisdiction.

ANNOUNCEMENT

VOTING RESULTS OF THE CNBM EGM,

THE CNBM H SHAREHOLDERS’ CLASS MEETING AND

THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

The board of directors (the “Board”) of China National Building Material Company Limited (the “Company” or “CNBM”) is pleased to announce the poll results of CNBM’s extraordinary general meeting (the “CNBM EGM”), the H shareholders’ class meeting of CNBM (the “CNBM H Shareholders’ Class Meeting”) and the domestic shareholders’ class meeting of CNBM (the “CNBM Domestic Shareholders’ Class Meeting”, together with the CNBM EGM and the CNBM H Shareholders’ Class Meeting, the “Meetings”) which were held by CNBM at Tower 2, Guohai Plaza, No.17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China (the “PRC”) on Wednesday, 6 December 2017.

For details of the resolutions considered at the Meetings, CNBM Shareholders may refer to the notice of the CNBM EGM, the notice of CNBM H Shareholders’ Class Meeting and the notice of CNBM Domestic Shareholders’ Class Meeting and the circular (the “CNBM Circular”) issued by CNBM on 20 October 2017. Unless the context requires otherwise, capitalised terms used in this announcement shall have the same meanings as defined in the CNBM Circular.

The number of issued shares of the Company as at the date of the Meetings was 5,399,026,262 shares, of which 2,879,171,896 shares were H shares and 2,519,854,366 shares were domestic shares. Accordingly, the total number of shares entitling the holders to attend and vote for or against: (a) resolutions 1, 2 and 3 proposed at the CNBM EGM was 3,171,038,992 shares, and (b) resolutions 4 and 5 proposed at the CNBM EGM was 5,399,026,262 shares. The total number of shares entitling the holders to attend and vote for or against any of the resolutions proposed at the CNBM H Shareholders’ Class Meeting was 2,870,635,896 shares. The total number of shares entitling the holders to attend and vote for or against any of the resolutions proposed at the CNBM Domestic Shareholders’ Class Meeting was 300,403,096 shares.

There were no shares entitling the shareholders to attend and abstain from voting in favour of any of the resolutions proposed at the Meetings as set out in Rule 13.40 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”). None of the CNBM Shareholders has stated his or her intention in the CNBM Circular to vote against or abstain from voting on any resolutions at the Meetings. To the extent that CNBM is aware having made all reasonable enquiries, other than CNBM Parent and its associates who have abstained from voting on resolutions approving the Merger, no CNBM Shareholder will be required under the Listing Rules to abstain from voting on the resolutions at the Meetings.

The holding of the Meetings was in compliance with the requirements of the Company Law of the PRC and the provisions of the Articles of Association of the Company. The Meetings were chaired by Mr. Song Zhiping, an executive director and the chairman of the Board of the Company.

NOTICE TO U.S. HOLDERS OF CNBM SHARES AND SINOMA SHARES

The Merger will involve the exchange of securities of two companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. The financial statements included in the merger document jointly issued by CNBM and Sinoma on 20 October 2017 and the CNBM Circular have been prepared in accordance with Hong Kong Financial Reporting Standards, International Financial Reporting Standards and PRC GAAP and thus may not be comparable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of CNBM and Sinoma is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of CNBM Shares or Sinoma Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

VOTING RESULTS OF THE MEETINGS

Voting Results of the CNBM EGM

In respect of resolutions 1, 2 and 3 proposed at the CNBM EGM, the total number of shares entitling the holders to attend and vote for or against such resolutions at the CNBM EGM was 3,171,038,992 shares, representing approximately 58.73% of the issued share capital of the Company. In respect of resolutions 4 and 5 proposed at the CNBM EGM, the total number of shares entitling the holders to attend and vote for or against such resolutions at the CNBM EGM was 5,399,026,262 shares, representing 100% of the issued share capital of the Company.

All the resolutions at the CNBM EGM were taken by poll pursuant to the Listing Rules. The poll results in respect of the proposed resolutions at the CNBM EGM are as follows:

Special Resolutions		For	%	Against	%
I.	As more than two thirds (2/3) of the votes from the Independent CNBM Shareholders who attended and voted at the CNBM EGM were cast in favour of each of the following resolutions, the resolutions were duly passed as special resolutions:
1.	To consider and approve the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM EGM marked “A” and signed by the chairman of the EGM for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement.	1,324,450,217	99.9205	1,053,138	0.0795
2.	(a) To consider and approve conditional upon the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in CNBM H Shares, the grant of special mandate to the CNBM’s Board for the issuance of CNBM H Shares pursuant to the Merger Agreement as set out in the CNBM Circular.	1,324,442,217	99.9207	1,051,138	0.0793
	(b) To consider and approve the grant of specific mandate to the CNBM’s Board for the issuance of CNBM Unlisted Shares pursuant to the Merger Agreement as set out in the CNBM Circular.	1,321,494,466	99.6983	3,998,889	0.3017

Special Resolutions		For	%	Against	%
3.

To consider and authorise any director(s) of CNBM, for and on behalf of CNBM, to enter into any agreement, deed or instrument and/or to execute and deliver all such documents and/or do all such acts on behalf of CNBM as he/she may consider necessary, desirable or expedient for the purpose of, or in connection with (i) the implementations and completion of the Merger and the Merger Agreement and the transactions contemplated thereunder; and/or (ii) any amendment, variation or modification of the Merger and the Merger Agreement and the transactions contemplated thereunder upon such terms and conditions as the board of directors of CNBM may think fit.

		1,324,442,217	99.9207	1,051,138	0.0793
II.	As more than two thirds (2/3) of the votes from the CNBM Shareholders who attended and voted at the CNBM EGM were cast in favour of the following resolution, the resolution was duly passed as a special resolution:
4.	(a) To consider and approve the proposed amendments to the articles of association of CNBM as set out in Appendix V of the CNBM Circular and authorise the CNBM’s Board to deal with on behalf of CNBM the relevant application, approval, registration, filing procedures and other related issues arising from the amendments to the articles of association of CNBM.	3,543,893,487	99.9703	1,051,138	0.0297
	(b) To consider and approve the proposed amendments to the rules of procedures of the shareholders’ general meetings of CNBM as set out in Appendix V of the CNBM Circular and authorise the CNBM’s Board to deal with on behalf of CNBM the relevant application, approval, registration, filing procedures and other related issues arising from the amendments to the rules of procedures of the shareholders’ general meetings of CNBM.	3,543,893,487	99.9703	1,051,138	0.0297
Ordinary Resolution		For	%	Against	%
III.	As more than half (1/2) of the votes from the shareholders who attended and voted at the CNBM EGM were cast in favour of the following resolution, the resolution was duly passed as an ordinary resolution:
5.	To consider and approve the appointment of Ms. Xu Weibing as a CNBM Supervisor of CNBM in replacement of Mr. Wu Jiwei to hold office with effect from the date on which this resolution is approved until 26 May 2019 and to consider and approve the remuneration of Ms. Xu, as set out in the CNBM Circular.	3,543,104,727	99.9503	1,763,138	0.0497

Voting Results of the CNBM H Shareholders’ Class Meeting

For all the following resolutions, the total number of CNBM H Shares entitling the holders to attend and vote for or against such resolutions at the CNBM H Shareholders’ Class Meeting was 2,870,635,896 CNBM H Shares, representing approximately 99.70% of the total number of CNBM H Shares.

All the resolutions at the CNBM H Shareholders’ Class Meeting were taken by poll pursuant to the Listing Rules. The poll results in respect of the proposed resolutions at the CNBM H Shareholders’ Class Meeting are as follows:

Special Resolutions		For	%	Against	%
As more than two thirds (2/3) of the votes from the Independent CNBM H Shareholders who attended and voted at the CNBM H Shareholders’ Class Meeting were cast in favour of each of the following resolutions, the resolutions were duly passed as special resolutions:
1.	To consider and approve the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM H Shareholders’ Class Meeting marked “A” and signed by the chairman of the CNBM H Shareholders’ Class Meeting for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement.	1,026,327,432	99.8975	1,053,138	0.1025
2.	To consider and approve conditional upon the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in CNBM H Shares, the grant of special mandate to the CNBM’s Board for the issuance of CNBM H Shares pursuant to the Merger Agreement as set out in the CNBM Circular.	1,026,295,432	99.8977	1,051,138	0.1023

Voting Results of the CNBM Domestic Shareholders’ Class Meeting

For all the following resolutions, the total number of CNBM Domestic Shares entitling the holders to attend and vote for or against such resolutions at the CNBM Domestic Shareholders’ Class Meeting was 300,403,096 CNBM Domestic Shares, representing approximately 11.92% of the total number of CNBM Domestic Shares.

All the resolutions at the CNBM Domestic Shareholders’ Class Meeting were taken by poll pursuant to the Listing Rules. The poll results in respect of the proposed resolutions at the CNBM Domestic Shareholders’ Class Meeting are as follows:

Special Resolutions		For	%	Against	%
As more than two thirds (2/3) of the votes from the Independent CNBM Domestic Shareholders who attended and voted at the CNBM Domestic Shareholders’ Class Meeting were cast in favour of each of the following resolutions, the resolutions were duly passed as special resolutions:
1.	To consider and approve the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM Domestic Shareholders’ Class Meeting marked “A” and signed by the chairman of the CNBM Domestic Shareholders’ Class Meeting for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement.	300,403,096	100	0	0
2.	To consider and approve the grant of specific mandate to the CNBM’s Board for the issuance of CNBM Unlisted Shares pursuant to the Merger Agreement as set out in the CNBM Circular.	300,403,096	100	0	0

Baker Tilly China Certified Public Accountants, the auditor of the Company, has acted as the scrutineer and compared the poll results summary to the poll forms collected by the Company. The work performed by Baker Tilly China Certified Public Accountants in this respect did not constitute an assurance engagement in accordance with Hong Kong Standards on Auditing, Hong Kong Standards on Review Engagements or Hong Kong Standards on Assurance Engagements issued by the Hong Kong Institute of Certified Public Accountants nor did it include provision of any assurance or advice on matters of legal interpretation or entitlement to vote.

As at the date of this announcement, conditions (1), (2) (as notified by Sinoma) and (3) to the Merger Agreement becoming effective in respect of the relevant approvals by the CNBM Shareholders, the Sinoma Shareholders and the SASAC have been fulfilled. Conditions (4), (5) and (6) to the Merger Agreement becoming effective in respect of the approval from the CSRC, the PRC anti-trust clearance and the approval from the Stock Exchange for listing of the CNBM H Shares to be issued as consideration of the Share Exchange are yet to be fulfilled. In respect of condition (1) to the implementation of the Merger, as disclosed in the announcement issued by CNBM and Sinoma dated 6 November 2017, CNBM has received the anti-trust approval for the Merger from the Fair Trade Commission in South Korea. As at the date of this announcement, CNBM has not identified any other applicable jurisdiction where notification is legally required before completion of the legal procedures of the Merger. Conditions (2), (3) and (4) to the implementation of the Merger in respect of the grant of waiver by the CSRC and there being no material breach of the representations, warranties or undertakings given by CNBM and Sinoma in the Merger Agreement are yet to be fulfilled or waived.

WARNING

CNBM Shareholders and potential investors in the securities of CNBM should be aware that the Merger is subject to the conditions set out in the Joint Announcement being satisfied or waived, as applicable, and CNBM does not provide any assurance that any or all conditions can be satisfied, and the Merger may or may not be completed before the expiry of the validity period of the approval of the Merger by CNBM’s Board, and thus the Merger Agreement may or may not become effective or, if effective, may or may not be implemented or completed. CNBM Shareholders and potential investors in the securities of CNBM should therefore exercise caution when dealing in CNBM Shares. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional adviser.

By order of the Board
China National Building Material Company Limited* Song Zhiping
Chairman

Beijing, the PRC

6 December 2017

As at the date of this announcement, CNBM’s Board comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin and Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors. The CNBM Directors jointly and severally accept full responsibility for the accuracy of the information contained in this announcement and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement the omission of which would make any of the statements in this announcement misleading.

* For identification purpose only

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